                                                                    Exhibit 23.1


Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-63525) of Ethyl Corporation of our report dated June 8, 2001 relating to the financial statements of the Savings Plan for the Employees of Ethyl Corporation, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

Richmond, Virginia
June 26, 2001